Q U A R T E R LY I N V E S T O R U P DAT E F I R S T Q UA R T E R F I S C A L Y E A R 2 0 21

QUARTERLY INVESTOR UPDATE | FIRST QUARTER FISCAL YEAR 2021 | NASDAQ: CASH F O R WA R D - L O O K I N G S TAT E M E N T S 2 This investor update contains “forward-looking statements” which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future,” or the negative of those terms, or other words of similar meaning or similar expressions. These forward-looking statements are based on information currently available to us and assumptions about future events, and include statements with respect to the Company’s beliefs, expectations, estimates, and intentions, which are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company’s control. Such risks, uncertainties and other factors may cause our actual growth, results of operations, financial condition, cash flows, performance and business prospects and opportunities to differ materially from those expressed in, or implied by, these forward- looking statements. Such statements address, among others, the following subjects: future operating results; expectations in connection with the impact of the ongoing COVID-19 pandemic and related government actions on our business, our industry and the capital markets; customer retention; loan and other product demand; expectations concerning acquisitions and divestitures; new products and services, including those offered by Meta Payment Systems, Refund Advantage, EPS Financial and Specialty Consumer Services divisions; credit quality; the level of net charge-offs and the adequacy of the allowance for loan and lease losses; technology; and the Company's employees. The following factors, among others, could cause the Company's financial performance and results of operations to differ materially from the expectations, estimates, and intentions expressed in such forward-looking statements: maintaining our executive management team; expected growth opportunities may not be realized or may take longer to realize than expected; the potential adverse effects of the ongoing COVID-19 pandemic and any governmental or societal responses thereto, including the deployment and efficacy of the COVID-19 vaccines, or other unusual and infrequently occurring events; actual changes in interest rates and the Fed Funds rate; additional changes in tax laws; the strength of the United States' economy, in general, and the strength of the local economies in which the Company operates; changes in, trade, monetary, and fiscal policies and laws, including interest rate policies of the Federal Reserve; inflation, market, and monetary fluctuations; the timely and efficient development of, and acceptance of, new products and services offered by the Company or its strategic partners, as well as risks (including reputational and litigation) attendant thereto, and the perceived overall value of these products and services by users; the risks of dealing with or utilizing third parties, including, in connection with the Company’s refund advance business, the risk of reduced volume of refund advance loans as a result of reduced customer demand for or usage of the Company’s strategic partners’ refund advance products; our relationship with, and any actions which may be initiated by, our regulators; the impact of changes in financial services laws and regulations, including, but not limited to, laws and regulations relating to the tax refund industry and the insurance premium finance industry and recent and potential changes in response to the COVID-19 pandemic such as the CARES Act and the rules and regulations that may be promulgated thereunder; technological changes, including, but not limited to, the protection of our electronic systems and information; the impact of acquisitions and divestitures; litigation risk; the growth of the Company’s business, as well as expenses related thereto; continued maintenance by MetaBank of its status as a well-capitalized institution, particularly in light of our deposit base, a portion of which has been characterized as “brokered;” changes in consumer spending and saving habits; the impact of our participation as prepaid card issuer for the Economic Impact Payment (“EIP”) program and potential similar programs in the future, losses from fraudulent or illegal activity, technological risks and developments and cyber threats, attacks or events; the success of the Company at maintaining its high quality asset level and managing and collecting assets of borrowers in default should problem assets increase; and the other factors described under the caption “Risk Factors” and in other sections of the Company’s Annual Report on Form 10-K for the Company's fiscal year ended September 30, 2020 and in other filings made by the Company with the Securities and Exchange Commission (“SEC”). The forward-looking statements included herein speak only as of the date of this investor update. The Company expressly disclaims any intent or obligation to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of the Company or its subsidiaries, whether as a result of new information, changed circumstances or future events or for any other reason.

WE ARE A FINANCIAL ENABLEMENT COMPANY

We work with innovators to increase financial availability, choice, and opportunity for all.

We strive to ***remove barriers*** that traditional institutions put in the way of financial access, and ***promote economic mobility*** by providing responsible, secure, high quality financial products that contribute to individuals and communities at the core of the real economy.

We work to disrupt traditional banking norms by developing partnerships with fintechs and finservs, affinity groups, government agencies, and other banks to make a range of quality financial products and services available to the communities we serve nationally.

Our national bank charter, coordination with regulators, and deep understanding of risk mitigation and compliance allows us to guide our partners and deliver the financial products and services that meet the needs of those who need them most.

We believe in ***Financial Inclusion For All®***.

ENVIRONMENTAL, SOCIAL, AND GOVERNANGE ("ESG")

Our mission is about equal access to financial opportunity and is inherently ESG-oriented. Every day, our team members work to help individuals and organizations improve their economic status and set themselves on secure paths for growth and financial stability.

During the first quarter of fiscal 2021, we increased resources dedicated to our ESG activities by hiring an experienced Vice President of ESG and Community Impact and formed a Board-level ESG committee to provide oversight.

3 QUARTERLY INVESTOR UPDATE | FIRST QUARTER FISCAL YEAR 2021 | NASDAQ: CASH

STRONG REVENUE GROWTH AND DISCIPLINED EXPENSE MANAGEMENT DRIVE PROFITABILITY

FIRST QUARTER ENDED DECEMBER 31, 2020

INCOME STATEMENT

($ in thousands, except per share data)

		1Q21		4Q20		1Q20
Net interest income		65,999		64,513		64,651
Provision for loan and lease losses		6,089		8,980		3,407
Payments card & deposit fees		22,564		21,422		21,499
Total noninterest income		45,455		40,750		37,483
Total noninterest expense		72,575		80,283		75,798
Net income before taxes		32,790		16,000		22,929
Income tax expense		3,533		1,791		680
Net income before non-controlling interest		**29,257**		**14,209**		**22,249**
Net income attributable to non-controlling interest		1,220		1,051		1,181
Net income attributable to parent	**$**	**28,037**	**$**	**13,158**	**$**	**21,068**
Earnings per share, diluted	**$**	**0.84**	**$**	**0.38**	**$**	**0.56**
Average diluted shares		32,790,895		33,783,659		36,647,789

- Revenue increased to $111.5 million, or 9%, compared to $102.1 million for the same quarter in fiscal 2020, driven by:
  - *Previously disclosed $5 million loss from the sale of foreclosed property during the last year's first fiscal quarter, related to a legacy community bank agricultural relationship.*
  - *Receipt of $3.5 million dollars related to a portion of the Company's liquidation insurance claims of unearned premiums on the ReliaMax estate related to our student loan portfolio.*
- Noninterest expense decreased 4% to $72.6 million for the fiscal 2021 first quarter, from $75.8 million for the same quarter of last year.
- Earnings per share increased 50% year-over-year to $0.84 supported by strong net income and share repurchases completed since the first quarter of fiscal 2020.

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QUARTERLY INVESTOR UPDATE | FIRST QUARTER FISCAL YEAR 2021 | NASDAQ: CASH

HEALTHY BALANCE SHEET WITH ROBUST PAYMENT DEPOSIT GROWTH

FIRST QUARTER ENDED DECEMBER 31, 2020

BALANCE SHEET		PERIOD ENDING						AVERAGE		
($ in thousands)		1Q21		4Q20		1Q20		1Q21		1Q20
Loans and leases		3,448,675		3,322,765		3,590,474		3,341,023		3,601,302
Allowance for credit losses		(72,389)		(56,188)		(30,176)		(72,252)		(28,853)
Total assets	$	**7,264,515**	$	**6,092,074**	$	**6,180,926**	$	**6,481,823**	$	**6,122,504**
Noninterest-bearing checking		5,581,597		4,356,630		2,927,967		4,880,314		2,717,346
Total deposits		6,207,791		4,979,200		4,517,605		5,426,443		4,481,158
Total liabilities		**6,451,305**		**5,244,766**		**5,343,858**		**5,675,676**		**5,283,173**
Total stockholders' equity		**813,210**		**847,308**		**837,068**		**806,147**		**839,331**
Total liabilities and stockholders equity	$	**7,264,515**	$	**6,092,074**	$	**6,180,926**	$	**6,481,823**	$	**6,122,504**
Loans / Deposits		56 %		67 %		79 %		62 %		80 %
Net Interest Margin		4.65 %		3.77 %		4.94 %		4.65 %		4.94 %
Return on Average Assets		1.73 %		0.69 %		1.38 %		1.73 %		1.38 %
Return on Average Equity		13.91 %		6.21 %		10.04 %		13.91 %		10.04 %

- Total gross loans and leases at the end of the first quarter decreased $143.7 million, or 4%, to $3.45 billion compared to the same quarter of the prior year.
- Average deposits from the payments divisions for the first quarter increased nearly 83% to $5.07 driven by the company's participation in the EIP program, as well as growth associated with other government stimulus programs.
- The effects of government stimulus programs have had a significant impact on the Company's balance sheet.
  - *These programs include Paycheck Protection Program loans, EIP, and enhanced unemployment benefits that flow through to existing prepaid card programs.*

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QUARTERLY INVESTOR UPDATE | FIRST QUARTER FISCAL YEAR 2021 | NASDAQ: CASH

DIFFERENTIATED BUSINESS LINES WITH SIGNIFICANT GROWTH OPPORTUNITIES

PAYMENTS

Enables fintechs, finservs, and various organizations by distributing prepaid cards, deposit accounts, and payment related transactions to consumers.

TAX SERVICES

Enables tax preparation firms to provide underbanked consumers with access to electronic tax payments and refund advances.

COMMERCIAL FINANCE

Enables small and medium-sized businesses, as well as large enterprises, with flexible capital solutions

CONSUMER FINANCE

Enables consumers to better control their financial futures with empowered spending and reliable access to funds.

META VENTURES

Enables emerging and strategic companies that align with our mission and contribute to our goal of bringing *Financial Inclusion For All®*.

49%

Noninterest Income as a percent of Total Revenue in LTM ending December 31, 2020

REVENUE MAKEUP

LAST TWELVE MONTHS ENDING DECEMBER 31, 2020

($ in millions)



Other Income $48.9
Rental Income $42.3
Tax Product Income $68.0
Payments Fee Income $88.5
Net Interest Income $260.4

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QUARTERLY INVESTOR UPDATE | FIRST QUARTER FISCAL YEAR 2021 | NASDAQ: CASH

FIRST QUARTER BUSINESS HIGHLIGHTS & KEY STRATEGIC INITIATIVES

INCREASE PERCENTAGE OF FUNDING FROM CORE DEPOSITS

Executing large, national programs requiring Meta's scale

- *Selected as issuing bank to distribute Economic Impact Payments ("EIP") on prepaid debit cards.*
- *Facilitator for H&R Block's suite of financial services products.*

OPTIMIZE INTEREST-EARNING ASSET MIX

Focus on commercial finance business lines

- *Sold Community Bank division in fiscal 2020.*
- *Replacing community bank loans with commercial finance loans and leases.*

IMPROVE OPERATING EFFICIENCIES

Efficiency ratio improved to 62.2% from 68.2% a year prior

Driving optimization and utilization of existing business platforms.

Leveraging technology to help drive future efficiencies.

ACHIEVED YEAR-OVER-YEAR NET INCOME AND EARNINGS PER SHARE GROWTH OF 33% AND 50%, RESPECTIVELY

RETURNED CAPITAL BY REPURCHASING OVER 1.8 MILLION SHARES IN THE FIRST QUARTER OF FISCAL 2021

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QUARTERLY INVESTOR UPDATE | FIRST QUARTER FISCAL YEAR 2021 | NASDAQ: CASH

DIVERSIFIED EARNING ASSET PORTFOLIO

($ in thousands)	At the Quarter Ended December 31, 2020 1Q21	December 31, 2019 1Q20	Y/Y Δ
COMMERCIAL FINANCE	2,423,119	1,994,656	21%
Term lending	881,306	695,347	27%
Asset-based lending	242,298	250,633	(3)%
Factoring	275,650	285,776	(4)%
Lease financing	283,722	223,715	27%
Insurance premium finance	338,227	349,299	(3)%
SBA/USDA[1]	300,707	90,269	233%
Other commercial finance	101,209	99,617	2%
CONSUMER FINANCE	251,018	270,615	(7)%
Consumer credit programs	88,595	115,843	(24)%
Other consumer finance	162,423	154,772	5%
TAX SERVICES	92,548	101,739	(15)%
WAREHOUSE FINANCE	318,937	272,522	17%
NATIONAL LENDING	3,085,622	2,639,532	17%
COMMUNITY BANKING	353,942	943,765	(62)%
TOTAL GROSS LOANS & LEASES HFI	3,439,564	3,583,297	(4)%
TOTAL GROSS LOANS & LEASES HFS	133,658	264,266	(49)%
CASH & INVESTMENTS	2,802,598	1,426,769	96%
TOTAL EARNING ASSETS	6,375,820	5,274,332	21%
RENTAL EQUIPMENT, NET	206,732	211,673	(2)%

QUARTERLY AVERAGE EARNING ASSET MIX

% in charts represent % of total interest earning assets



15%
43%
23%
DEC 2020
$5.64 billion
INTEREST EARNING ASSETS
62%
10%
9%
2%
38%
26%
DEC 2019
$5.20 billion
INTEREST EARNING ASSETS
11%
23%
72%
LOANS & LEASES
INVESTMENTS
CASH & FED FUNDS
Commercial
Community Bank
Consumer & Warehouse
ASPIRATIONAL TARGETS
>55%
0%
<15%

[1] *Includes balances of $194.3 million in Paycheck Protection Program loans.*

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QUARTERLY INVESTOR UPDATE | FIRST QUARTER FISCAL YEAR 2021 | NASDAQ: CASH PAY MENT S & TA X SERVICES 9

PAYMENTS BUSINESS SOLUTIONS

PAYMENTS BUSINESS PROVIDES PRIMARY DEPOSIT SOURCE
GENERATES STABLE, LOW COST CORE DEPOSITS AND FEE INCOME

PREPAID

DEPOSITS + FEE INCOME

Leading prepaid card issuer.

Partner to top prepaid program managers.

Leader in applying innovative prepaid solutions to address key consumer and business payments needs.



PREPAID CARD DISTRIBUTION
based on balances as of December 31, 2020
Demand Deposit Accounts 5%
Loyalty Awards Promotion 13%
Payroll 17%
Gift 23%
General Purpose Reloadable 42%

BANKING AS A SERVICE

DEPOSITS + FEE INCOME

Facilitate Transactional Payments including: Faster Payments, ACH, merchant acquiring and ATM Sponsorship.

Ranked among Top 50 on Nacha's 2019 Top ACH Originators & Receivers By Volume.

Provide deposit account services for fintech/neobank/challenger banks.

Named Partner Bank of the Year by Tearsheet for MoneyLion's RoarMoney banking product.



CHALLENGERS AWARDS 2020
TS
PARTNER BANK OF THE YEAR
MetaBank

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QUARTERLY INVESTOR UPDATE | FIRST QUARTER FISCAL YEAR 2021 | NASDAQ: CASH

PAYMENTS BUSINESS UPDATE

- Selected as the prepaid debit card issuer for Economic Impact Payments as Treasury's financial agent.
  - *Disbursed $6.42 billion in funding for EIP round 1 ("EIP1") and $7.10 billion for EIP round 2 ("EIP2"). Distribution of initial payments for EIP2 begun January 4, 2021.*
  - *As of December 31, 2020, $605.1 million in balances remained outstanding from EIP1.*
  - *As of January 20, 2021, $569.2 million and $5.80 billion in balances remained outstanding on EIP1 and EIP2, respectively.*
  - *Program execution provides opportunities to work with large-scale programs and program managers in the future, as well as increase MetaBank's presence in the payments space.*
- Total average payments deposits were up nearly 83% year-over-year, excluding EIP Card balances issued by MetaBank, average payments deposits were up 55% year-over-year.
  - *Deposit growth largely associated with government stimulus programs and is expected to be temporary in nature.*
  - *Also contributing to growth was $150 million in deposits acquired as a component of the H&R Block relationship that began in the fiscal first quarter.*



Average Payments Deposits
($ in billions)
21% CAGR
2018 - 2020
Excl. EIP Card Balances
$2.45
$2.71
$4.55
$0.98
EIP Card Balances
$3.57
$2.78
$5.07
$0.75
EIP Card Balances
$4.32
2018
2019
2020
Fiscal Year Average
1Q20
1Q21
Quarter Average



Payments Card and Deposit Fee Income Breakout
First Quarter Fiscal 2021
10%
11%
79%
Prepaid
Deposit
Banking Services
Banking Services includes ATM, ACH/Faster Payments, Merchant Acquiring



Payments Card and Deposit Fee Income
($ in millions)
Percent of Total Revenue
21%
12%
21%
20%
20%
$21.5
$23.2
$21.3
$21.4
$22.6
1Q20
2Q20
3Q20
4Q20
1Q21

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QUARTERLY INVESTOR UPDATE | FIRST QUARTER FISCAL YEAR 2021 | NASDAQ: CASH

OVERVIEW OF STRATEGIC RELATIONSHIP WITH H&R BLOCK

PROGRAM MANAGER
H&R Block / Emerald Financial Services, LLC

- **PAYMENTS**
  - Emerald Prepaid Mastercard®
  - Emerald Savings®
- **TAX SERVICES**
  - Refund Advance
  - Refund Transfers
- **CONSUMER FINANCE**
  - Emerald Advance® Line of Credit


EMERALD CARD
debit
5554 2611 1234 5678
VALID THRU 09-25
H&R BLOCK CLIENT

H&R BLOCK®

12 QUARTERLY INVESTOR UPDATE | FIRST QUARTER FISCAL YEAR 2021 | NASDAQ: CASH

QUARTERLY INVESTOR UPDATE | FIRST QUARTER FISCAL YEAR 2021 | NASDAQ: CASH COMMERCIA L F INA NCE & COMMUNIT Y BA NK POR T FOL IOS 13

COMMERCIAL FINANCE LOAN AND LEASE PORTFOLIO


$266.0M Small Ticket Equipment Financing
$235.3M Solar/alternative energy
Rental Equipment, net $206.7M NA%
Other $101.2M 7.63%
SBA/USDA $300.7M 4.02%
$2.63 billion
COMMERCIAL FINANCE PORTFOLIO
(includes Rental Equipment, net)
as of December 31, 2020
7.49%
1Q21 Quarterly Yield
% in chart represents current quarter yield
Term Lending $881.3M 7.03%
$181.8M Equipment financing
$135.9M Wealth management/ insurance
$62.3M Other
Insurance Premium Finance $338.2M 5.39%
Lease Financing $283.7M 7.68%
Factoring $275.7M 12.82%
Asset-Based Lending $242.3M 10.67%

Top geographic state concentrations[1] by %

1.	California	16.7%
2.	Texas	11.3%
3.	Michigan	7.8%
4.	Florida	7.0%
5.	North Carolina	4.6%
6.	New York	4.5%
7.	Illinois	4.1%
8.	Pennsylvania	3.2%

TERM LENDING. Collateralized conventional term loans and notes receivable, weighted average life of 53 months. Exposure is concentrated in solar/alternative energy, most of which are construction projects that will convert to longer term government guaranteed facilities upon completion. Also includes equipment financing relationships, through equipment finance agreements and installment purchase agreements. *Average loan size approximately $180 thousand; small ticket equipment finance approximately $70 thousand*

ASSET-BASED LENDING. Asset-based loans secured by accounts receivable, inventory, machinery & equipment, work-in-process and other assets. Approximately 70% backed by accounts receivable, generally 85% advance rates. Exposure managed within a collateral borrowing base. Well diversified in terms of industry and geographic concentrations. *Average loan size approximately $1.4 million.*

FACTORING. Factoring services where clients provide detailed inventory, accounts receivable, and work-in-process reports for lending arrangements. Bank secures dominion of funds which secures repayment when applicable accounts receivables or invoices are paid. Approximately 95% backed by accounts receivable, generally 85% advance rates. *Average loan size approximately $320 thousand.*

LEASE FINANCING. Leasing solutions for technology, capital equipment and select transportation assets like tractors, trailers and construction equipment. Majority of portfolio relationships are to Fortune 1000 clients. *Average lease size approximately $145 thousand.*

INSURANCE PREMIUM FINANCE. Short-term, primarily collateralized financing to facilitate the purchase of commercial insurance for various forms of risk. Over 90% of insurance company partners have an investment grade rating through AM Best as well as an internal risk rating system. *Average loan size approximately $30 thousand.*

SBA/USDA. Originate loans through SBA or USDA programs, primarily SBA 7(a), USDA B&I, USDA REAP. Focus on specific verticals such as investment advisory practices, insurance agencies and solar. Includes $194.3 million of PPP loans. *Average loan size approximately $530 thousand, excluding PPP loans.*

OTHER COMMERCIAL FINANCE. Includes healthcare receivables loan portfolio primarily comprised of loans to individuals for medical services received. Majority of these loans are guaranteed by the referring hospital.

RENTAL EQUIPMENT. Leased assets related to operating leases generated from the commercial finance business line. Primarily consists of solar panels, motor vehicles, and computers and IT networking equipment.

[1] *Excludes certain joint ventures; percentages calculated based on aggregate principal amount of commercial finance loans and leases includes operating lease rental equipment of $206.7M*

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QUARTERLY INVESTOR UPDATE | FIRST QUARTER FISCAL YEAR 2021 | NASDAQ: CASH D I S T R I B U T I O N O F C O M M E R C I A L F I N A N C E P O R T F O L I O B Y I N D U S T R Y ¹ 15 1 Distribution by NAICS codes; excludes certain joint ventures; percentages calculated based on aggregate principal amount of commercial finance loans and leases includes operating lease rental equipment of $206.7M Manufacturing Transportation and Warehousing Utilities Finance and Insurance Wholesale Trade Health Care and Social Assistance Construction Admin and Support and Waste Mgmt and Remediation Services Mining, Quarrying, and Oil and Gas Extraction Other Professional, Scientific, and Technical Services Real Estate and Rental and Leasing Retail Trade Accommodation and Food Services Other Services (except Public Administration) Information Arts, Entertainment, and Recreation Agriculture, Forestry, Fishing and Hunting Educational Services Management of Companies and Enterprises Public Administration $- $50 $100 $150 $200 $250 $300 $350 $400 $450 $ in millions MANUFACTURING 24% Asset-based lending 22% Term lending 21% Lease financing 12% SBA/USDA 10% Factoring TRANSPORTATION & WAREHOUSING 37% Factoring 30% Term lending 22% Insurance premium finance UTIL IT IES 55% Term lending 20% Rental equipment, net 20% SBA/USDA OIL & GAS 42% Term lending 18% SBA/USDA 16% Factoring 9% Lease financing

COMMERCIAL FINANCE MIX[1]

MANUFACTURING

Total Exposure **$419.1 million** **% of Total[2]** **11.5%**

- Limited exposure to single borrowers
- Diversified across multiple subsectors – greatest concentration of subsectors is 1.8% of total[2]

	Outstanding Balance	% of Total[2]
MANUFACTURING	**$419.1**	**11.5%**
Computer and Electronic Product Manufacturing	67.2	1.8%
Fabricated Metal Product Manufacturing	51.2	1.4%
Transportation Equipment Manufacturing	42.3	1.2%
Nonmetallic Mineral Product Manufacturing	39.1	1.1%
Machinery Manufacturing	34.7	1.0%
Electrical Equipment, Appliance, and Component Manufacturing	30.8	0.8%
Plastics and Rubber Products Manufacturing	29.6	0.8%
Chemical Manufacturing	29.2	0.8%
Printing and Related Support Activities	27.9	0.8%
Food Manufacturing	17.4	0.5%
Other[3]	49.7	1.3%

TRANSPORTATION & WAREHOUSING

Total Exposure **$371.3 million** **% of Total[2]** **10.2%**

- $236.9 million exposure to truck transportation, over 89% in general freight trucking.
- Less than $18.0 million exposure to passenger air transportation and support activities.
- Receive invoices and back-up, verify a portion of the purchases and monitor these accounts under a Dominion of Funds to ensure that our balances are covered by collateral

UTILITIES

Total Exposure **$348.3 million** **% of Total[2]** **9.6%**

- 98% of Utilities exposure is to Solar Electric Power Generation, majority of which is related to permanent solar generators.
- Well collateralized, majority backed by power purchase agreements with highly rated, large public utilities



Solar Electric Power Generation
Other Utilities

OIL & GAS

Total Exposure **$54.7 million** **% of Total[2]** **1.5%**

- $51.0 million exposure related to support activities for Oil & Gas Operations
  - Approximately half of outstandings are in working capital lines, primarily collateralized by accounts receivable, remaining collateralized by machinery and equipment

[1] *Excludes certain joint ventures; percentages calculated based on aggregate principal amount of loans includes operating lease rental equipment of $206.7M*
[2] *Total includes total gross loans & leases of $3.44 billion and rental equipment, net of $206.7M, as of December 31, 2020, exposures are based on current outstanding balances as of December 31, 2020*
[3] *Other includes manufacturing subsectors comprised of less than 0.5% of total[2]*

16 QUARTERLY INVESTOR UPDATE | FIRST QUARTER FISCAL YEAR 2021 | NASDAQ: CASH

LEGACY COMMUNITY BANK PORTFOLIO BREAKDOWN

AS OF DECEMBER 31, 2020 | SERVICED BY CENTRAL BANK

($ in millions)	Outstanding Balance	% of Total[1]
Commercial Real Estate	$322.4	8.8%
Commercial Operating	16.8	0.5%
Agricultural	9.7	0.3%
1-4 Family Real Estate	4.2	0.1%
Consumer	0.9	0.0%
Total	**$353.9**	**9.7%**

During the quarter, sold $130 million loans and had $100 million of community bank loans classified as held for sale as of December 31, 2020.

- *Sale did not result in any material gain.*

As a result of COVID-19, tightened focus on directly impacted industries – Hospitality & Movie Theater

- *68% and 30% of active community bank COVID-related modifications and deferrals tied to hospitality and theater exposures, respectively.*

COMMERCIAL REAL ESTATE

- 70% commercial mortgage, 30% commercial construction
- ACL coverage of 4.18% of total commercial real estate loans, primarily related to the hospitality and theater commercial real estate loans
  - *Low historical charge-offs (2bps 5-year average NCO/average loans)*
- Past due commercial real estate balances were less than 0.01%, as of December 31, 2020
- $17.2 million in nonperforming loans as of December 31, 2020

COMMERCIAL REAL ESTATE INDUSTRY COMPOSITION



Office Building
5.3%
Other[2]
1.3%
Theater
5.3%
Retail
12.8%
Hotel/Motel
56.0%
Multifamily
19.3%

[1] Total includes total gross loans & leases of $3.44 billion and rental equipment, net of $206.7M, as of December 31, 2020, exposures are based on current outstanding balances as of December 31, 2020

[2] Other includes subsectors comprised of less than 1% of total commercial real estate as of December 31, 2020 ($322.4 million)

17 QUARTERLY INVESTOR UPDATE | FIRST QUARTER FISCAL YEAR 2021 | NASDAQ: CASH

LEGACY COMMUNITY BANK | HOTEL PORTFOLIO

AS OF DECEMBER 31, 2020 | SERVICED BY CENTRAL BANK

$186.7 million outstanding, total exposure of $197.9 million including unfunded commitments

- $29.9 million related to construction.

$180.4 million in commercial real estate and $6.3 million in C&I

- Portfolio comprised of 29 relationships representing 32 individual hotels and 3,084 total rooms
- 99% flagged hotel relationships (i.e. Holiday Inn Express, Hampton Inn, Hyatt Place, etc.); 100% limited-service
- 26% of balances located in South Dakota and Iowa with majority of the remaining balances through developers headquartered in South Dakota and Iowa
  - *Lower unemployment rate in Sioux Falls & Des Moines MSA, relative to National rates sign of stronger local economies*
- Majority of loans have guarantors by individuals with a strong combined net worth
- Average loan-to-value of 60% at December 31, 2020
- No nonperforming loans as of December 31, 2020

COVID-19 Monitoring

- Most hospitality loans that were on deferral are back to P&I payments
- Active COVID-related deferrals and modifications on $40.8 million in hospitality balances outstanding, working with borrowers on a case-by-case basis

18

QUARTERLY INVESTOR UPDATE | FIRST QUARTER FISCAL YEAR 2021 | NASDAQ: CASH

QUARTERLY INVESTOR UPDATE | FIRST QUARTER FISCAL YEAR 2021 | NASDAQ: CASH A SSET QUA L IT Y, INT ER EST R AT E R ISK , & CA PITA L 19

ASSET QUALITY



Nonperforming Assets ("NPAs")
$ in millions
0.48%
0.67%
0.64%
0.79%
0.73%
$29.8
$39.4
$56.1
$48.0
$53.2
1Q20
2Q20
3Q20
4Q20
1Q21
Period Ended
NPAs
NPAs / Total Assets



Nonperforming Loans ("NPLs")
$ in millions
0.62%
0.87%
1.10%
0.97%
1.18%
$24.0
$31.5
$39.3
$34.0
$42.3
1Q20
2Q20
3Q20
4Q20
1Q21
Period Ended
NPLs
NPLs / Total Loans



Adjusted Net Charge-Offs ("NCOs")¹
Excludes Tax Services NCOs and Related Seasonal Average Loans
$ in millions
0.34%
0.24%
0.55%
0.63%
0.44%
$3.1
$2.2
$4.9
$5.5
$3.8
1Q20
2Q20
3Q20
4Q20
1Q21
Period Ended
NCOs
NCOs / Average Loans

Tax Services NCOs and related seasonal average loans are excluded to adjust for the cyclicality of activity related to the overall economics of the tax services business line.

Credit quality remains strong.

Allowance for credit losses ("ACL") $72.4 million, or 2.10% of total loans and leases as of December 31, 2020.

- *ACL 171% of nonperforming loans*
- *Legacy community bank hospitality and theater exposures ACL coverage of 5.80%*
- *Small ticket equipment finance ACL coverage of 5.19%*

Uptick in NPAs and NPLs driven primarily by isolated theater relationship in the legacy community bank portfolio.

For fiscal 2021 first quarter, $3.3 million of NCOs were related to small ticket equipment finance relationships.

[1] *Non-GAAP measures, see appendix for reconciliations.*

20 QUARTERLY INVESTOR UPDATE | FIRST QUARTER FISCAL YEAR 2021 | NASDAQ: CASH

ASSET QUALITY

Portfolio showing strong improvement in COVID-related modifications and deferrals.

Excluding PPP loans, active deferments and modifications decreased from $193.3, or 6% of total gross loans and leases at September 30, 2020 to $85.3 million or 3% of total gross loans at December 31, 2020.

The Company continues to place significant focus on hospitality and movie theater loans as well as small ticket equipment finance relationships.

- *Working with borrowers on a case-by-case basis.*
- *Most hospitality loans that were on deferral are back to P&I payments.*

Past Due Loans & Leases + COVID-10 Modifications & Deferrals

	1Q20	4Q20	1Q21
Past Due / Total Loans and Leases	1.50%	1.57%	1.43%
Past Due + COVID-19 Modifications & Deferrals / Total Loans and Leases	1.50%	7.41%	3.82%



$ in millions
$53.7
$193.3
$52.3
$85.3
$51.2
1Q20
4Q20
1Q21
Total Past Due
COVID-19 Modifications & Deferrals

ACTIVE COVID-19 LOAN AND LEASE MODIFICATIONS AND DEFERRALS	December 31, 2020		September 30, 2020	
	COUNT	$ BALANCE	COUNT	$ BALANCE
AREAS OF CREDIT FOCUS	138	$75.2	183	$118.7
Hospitality	*11*	*40.8*	*26*	*79.0*
Movie Theater	*4*	*17.9*	*4*	*17.9*
Small ticket equipment finance[1]	*123*	*16.5*	*153*	*21.8*
COMMERCIAL FINANCE	130	$21.1	192	$66.8
CONSUMER	200	$3.9	276	$5.8
COMMUNITY BANK	16	$60.3	35	$120.7
TOTAL	346	$85.3	503	$193.3
% TOTAL LOANS AND LEASES (excl. PPP)		3%		6%

[1] *Small ticket equipment finance includes balances of $16.0 million in term lending and $0.5 million in lease receivables.*

21 QUARTERLY INVESTOR UPDATE | FIRST QUARTER FISCAL YEAR 2021 | NASDAQ: CASH

QUARTERLY INVESTOR UPDATE | FIRST QUARTER FISCAL YEAR 2021 | NASDAQ: CASH Month 1-12 Month 13-36 Month 37-60 Month 61-180 -2,000 -1,000 0 1,000 2,000 3,000 4,000 5,000 V o lu m e ( $ M M ) Period Variance Total Assets Total Liabilities -5% 5% 15% 25% 35% 45% -100 +100 +200 +300 12-MONTH INTEREST RATE SENSITIVITY FROM BASE NET INTEREST INCOME Parallel Shock Ramp 24% 24% 11% 41% EARNING ASSET PRICING ATTRIBUTES 1 22 • Lower for longer rate environment -- focus is on reducing wholesale funding and redeploying deposits and assets into positive carry opportunities. • Interest rate risk shows asset sensitive balance sheet - net interest income modeled under an instantaneous, parallel rate shock and a gradual parallel ramp. • Management also employs rigorous modeling techniques under a variety of yield curve shapes, twists and ramps. ASSET/LIABILITY GAP ANALYSIS 1 Fixed rate securities, loans and leases are shown for contractual periods less than 12 months and greater than 12 months. I N T E R E S T R AT E R I S K M A N A G E M E N T D E C E M B E R 3 1 , 2 0 2 0 Fixed Rate > 1 Year Fixed Rate < 1 Year Floating or Variable Federal Reserve Bank Deposits (Floating or Variable)

STRONG CAPITAL AND SOURCES OF LIQUIDITY
REGULATORY CAPITAL AS OF DECEMBER 31, 2020

At December 31, 2020[1]	Meta Financial Group, Inc.	MetaBank, N.A.
Tier 1 Leverage	7.40%	8.62%
Tier 1 Leverage - EIP-adjusted[2]	N/A	9.61%
Common Equity Tier 1	10.76%	12.91%
Tier 1 Capital	11.11%	12.93%
Total Capital	14.18%	14.19%

- MetaBank EIP-adjusted Tier 1 Leverage of 9.61% better reflects the balance sheet reducing the impact from the temporary EIP card-related balances.
- MetaBank remains well-capitalized. Granted temporary exemption from meeting certain capital leverage ratios by the OCC, related to participation in distributing EIP cards.
- Repurchased 1,864,474 shares at a weighted average price of $29.46 during the 2021 first fiscal quarter. As of January 20, 2021, approximately 2 million shares remain under current authorization.

Primary & Secondary Liquidity Sources ($ in millions)	
Cash and Cash Equivalents	$1,585
Unpledged Investment Securities	$90
FHLB Borrowing Capacity	$970
Funds Available through Fed Discount Window	$340
PPP Loan Collateral	$190
Unsecured Lines of Credit	$1,265 - $1,535

CAPITAL RATIO TRENDS



Tier 1 Leverage Ratio
8.28%
9.70%
7.28%
8.52%
5.91%
6.89%
6.58%
7.56%
7.40%
8.62%
5%
1Q20
2Q20
3Q20
4Q20
1Q21
Total Capital Ratio
12.74%
12.90%
13.61%
13.69%
14.99%
15.12%
15.30%
15.26%
14.18%
14.19%
10%
1Q20
2Q20
3Q20
4Q20
1Q21
Meta Financial Group, Inc.
MetaBank, N.A.
Minimum Requirement to be Well-Capitalized under Prompt Corrective Action Provisions

[1] *Regulatory capital reflects the Company's election of the five-year CECL transition for regulatory capital purposes.*
[2] *Non-GAAP measure, see appendix for reconciliations.*

23 QUARTERLY INVESTOR UPDATE | FIRST QUARTER FISCAL YEAR 2021 | NASDAQ: CASH

QUARTERLY INVESTOR UPDATE | FIRST QUARTER FISCAL YEAR 2021 | NASDAQ: CASH A PPENDIX 24

NON-GAAP RECONCILIATIONS

EIP-RELATED ADJUSTMENTS

NET INTEREST MARGIN	THREE MONTHS ENDED DECEMBER 31, 2020	SEPTEMBER 30, 2020	JUNE 30, 2020
Average interest-earning assets	5,636,445	6,806,366	7,608,616
Net interest income	65,999	64,513	62,137
Net interest margin	**4.65%**	**3.77%**	**3.28%**
ADJUSTMENT FOR EIP-RELATED ASSETS			
Interest-earning assets	5,636,445	6,806,366	7,608,618
LESS: Cash adjustment	624,857	1,573,727	2,323,425
EIP-ADJUSTED AVERAGE INTEREST-EARNING ASSETS	**5,011,588**	**5,232,639**	**5,285,193**
Net interest income	65,999	64,513	62,137
LESS: Cash interest adjustment	157	396	578
EIP-ADJUSTED NET INTEREST INCOME	**65,842**	**64,177**	**61,559**
EIP-ADJUSTED NET INTEREST MARGIN	**5.21%**	**4.87%**	**4.68%**

RETURN ON AVERAGE ASSETS ("ROAA")	DECEMBER 31, 2020	SEPTEMBER 30, 2020	JUNE 30, 2020
Net income	28,037	13,158	18,190
Average assets	6,481,823	7,672,773	8,439,206
ROAA	1.73%	0.69%	0.86%
LESS: Cash adjustment	624,857	1,573,727	2,323,425
EIP-ADJUSTED AVERAGE ASSETS	**5,856,966**	**6,099,046**	**6,115,781**
EIP-ADJUSTED ROAA	**1.91%**	**0.86%**	**1.19%**

25

QUARTERLY INVESTOR UPDATE | FIRST QUARTER FISCAL YEAR 2021 | NASDAQ: CASH

NON-GAAP RECONCILIATIONS
EIP-RELATED CAPITAL ADJUSTMENTS

METABANK TIER 1 LEVERAGE	DECEMBER 31, 2020	SEPTEMBER 30, 2020	JUNE 30, 2020
Total stockholder's equity	$ 912,508	$ 933,430	$ 923,520
LESS: Goodwill, net of associated deferred tax liabilities	301,999	302,396	302,815
LESS: Certain other intangible assets	39,403	40,946	42,865
LESS: Net deferred tax assets from operating loss and tax credit carry-forwards	24,105	18,361	10,360
LESS: Net unrealized gains (losses) on available-for-sale securities	19,894	17,762	8,382
LESS: Non-controlling interest	1,536	3,603	3,787
Common Equity Tier 1 Capital ("CET1")	525,571	550,344	555,311
Tier 1 minority interest not included in common equity tier 1 capital	750	1,894	1,894
Total Tier 1 capital	526,321	552,238	557,205
Total Assets (Quarter Average)	$ 6,487,231	$ 7,679,897	$ 8,446,393
ADD: Available for sale securities amortized cost	(24,694)	(22,844)	(8,420)
ADD: Deferred tax	6,201	5,724	2,104
LESS: Deductions from CET1	365,507	361,721	356,040
ADJUSTED TOTAL ASSETS	**$ 6,103,231**	**$ 7,301,056**	**$ 8,084,037**
METABANK REGULATORY TIER 1 LEVERAGE	**8.62 %**	**7.56 %**	**6.89%**
ADJUSTMENT FOR EIP-RELATED ASSETS			
Adjusted total assets	$ 6,103,231	$ 7,301,056	$ 8,084,037
LESS: EIP prepaid card-related assets (cash)	624,857	1,573,727	2,323,425
EIP-ADJUSTED TOTAL ASSETS	**$ 5,478,375**	**$ 5,727,329**	**$ 5,760,612**
METABANK EIP-ADJUSTED TIER 1 LEVERAGE	**9.61 %**	**9.64 %**	**9.67%**

26

QUARTERLY INVESTOR UPDATE | FIRST QUARTER FISCAL YEAR 2021 | NASDAQ: CASH

FINANCIAL MEASURE RECONCILIATIONS

Efficiency Ratio

($ in thousands)

	For the last twelve months ended				
	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019
Noninterest Expense - GAAP	315,828	319,051	314,911	316,138	334,663
Net Interest Income	260,386	259,038	260,142	264,973	268,586
Noninterest Income	247,766	239,794	235,024	237,766	222,278
Total Revenue: GAAP	508,152	498,832	495,166	502,739	490,864
Efficiency Ratio, LTM	62.15 %	63.96 %	63.60 %	62.88 %	68.18 %

Non-GAAP Reconciliation

Adjusted Annualized NCOs and Adjusted Average Loans and Leases

($ in thousands)

	For the quarter ended				
	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019
Net Charge-offs	2,836	18,538	14,700	2,117	2,380
Less: Tax services net charge-offs	(956)	13,034	9,782	(74)	(739)
Adjusted Net Charge-offs	$ 3,792	$ 5,504	$ 4,918	$ 2,191	$ 3,119
Quarterly Average Loans and Leases	3,495,696	3,536,997	3,622,928	4,195,772	3,735,196
Less: Quarterly Average Tax Services Loans	25,104	16,650	39,845	516,491	24,429
Adjusted Quarterly Loans and Leases	$ 3,470,592	$ 3,520,347	$ 3,583,083	$ 3,679,281	$ 3,710,767
Annualized NCOs/Average Loans and Leases	0.32 %	2.10 %	1.62 %	0.20 %	0.25 %
Adjusted Annualized NCOs/Adjusted Average Loans and Leases[1]	0.44 %	0.63 %	0.55 %	0.24 %	0.34 %

[1] *Tax Services NCOs and average loans are excluded to adjust for the cyclicality of activity related to the overall economics of the Company's tax services business line.*

27

QUARTERLY INVESTOR UPDATE | FIRST QUARTER FISCAL YEAR 2021 | NASDAQ: CASH

QUARTERLY INVESTOR UPDATE | FIRST QUARTER FISCAL YEAR 2021 | NASDAQ: CASH L I M I T E D T O TA L E X P O S U R E T O C O V I D - 1 9 H I G H I M PA C T I N D U S T R I E S 28 ¹ Total includes total gross loans & leases of $3.44 billion and rental equipment, net of $206.7M, as of December 31, 2020, exposures are based on current outstanding balances as of December 31, 2020 ² Consumer staples incudes grocery, pharmacy, gas stations, and convenience stores. HIGH IMPACT INDUSTRY EXPOSURES D E C E M BE R 31 , 2 0 2 0 ($ in millions) COMMUNITY BANK COMMERCIAL FINANCE PPP LOANS TOTAL % OF TOTAL¹ HOSPITALITY $186.7 $56.2 $2.2 $245.1 6.7% RETAIL (excl. consumer staples²) $41.3 $64.6 $1.6 $107.5 2.9% FITNESS AND RECREATIONAL CENTERS $0.6 $18.1 $0.9 $19.6 0.5% MOVIE THEATERS $17.9 $0.8 - $18.7 0.5% RESTAURANTS $0.8 $11.9 $1.5 $14.2 0.4% TOTAL $247.3 $151.6 $6.2 $405.1 11.0% As of December 31, 2020, $194.3 million Paycheck Protection Program (“PPP”) loans administered by the Small Business Administration remained; 3.2% of PPP loans are in high impact industries.

WAREHOUSE FINANCE

Total Exposure	$318.9 million	% of Total[1]	8.7%

Asset-backed warehouse lines of credit used to support strategic initiatives.

- Lines are primarily secured by consumer receivables, whereby Meta is in a senior, secured position as the first out participant.
- Have never had a charge off or loss.
- Agreements trigger waterfall protection for the "First Out" participant:
  - *The waterfall could be "triggered" due to items such as: collateral underperformance, collateral days past due, covenant breaches, concentration limit breaches, missed payments, regulatory events, material adverse effects, etc.*

EXAMPLE

In the example $100M scenario, all cash flows of the outstanding facility are used to pay the First Out Tranche's (i.e. – Meta's) outstanding principal and interest. The First Out's position must be paid down in full prior to the junior and equity tranches receiving any cash flow. Effectively, the First Out receives the benefit of $100M of loans/collateral to pay down its $55M full principal and interest position.



All Loan/Collateral Cash Flows
Admin Fees (0-5%)
First-Out Tranche (Meta Position)
$55MM (55%)
Junior Tranche
$35MM (35%)
Equity Tranche
$10MM (10%)
$100M Facility EXAMPLE

[1] *Total includes total gross loans & leases of $3.44 billion and rental equipment, net of $206.7M, as of December 31, 2020*

29 QUARTERLY INVESTOR UPDATE | FIRST QUARTER FISCAL YEAR 2021 | NASDAQ: CASH

CONSUMER CREDIT PROGRAMS

Total Exposure	$88.6 million	% of Total[1]	2.4%

Consumer credit programs offer Meta a risk adjusted return, protected by certain layers of credit support and balance sheet flexibility. Programs are offered to strategic partners with payments distribution potential.

- Agreements typically provide for "excess spread" build-up and protection through a priority of payment within a waterfall
- Consumer interest rate and fees flow through a waterfall:
  - *Covers principal losses and Meta's required rate of interest. Meta's interest rate is substantially less than the consumer's APR*
  - *Structure provides for a build up of excess spread to allow protection from loan losses and ensure Meta's contractual rate of interest is covered*
  - *Structure provides for ALLL on a portfolio basis rather than loan level basis*
  - *Excess spread in the escrow account only released to partner when certain conditions are satisfied*
  - *Escrow account balance has increased since program inception*
- As of December 31, 2020, MetaBank had two consumer credit programs with strategic partners.


Consumer Payments Principal, Interest, Fees
Collection Account
Principal Repayment to Meta
Principal Losses to Meta
Servicing
Meta's Agreed upon interest return
Remaining Excess Spread to Meta-owned escrow reserve
Reserve release to partner is conditional (subordinate) based on product performance

[1] *Total includes total gross loans & leases of $3.44 billion and rental equipment, net of $206.7M, as of December 31, 2020*

30 QUARTERLY INVESTOR UPDATE | FIRST QUARTER FISCAL YEAR 2021 | NASDAQ: CASH